Exhibit 10.5
COMMON STOCK PURCHASE WARRANT AMENDMENT
This Common Stock Purchase Warrant Amendment (this “Amendment”), dated as of April 22, 2024, is entered into by and between Comstock Inc., a Nevada corporation (the “Company”), and GHF, Inc. (“Holder”). Capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings ascribed to them in the Warrant (as defined below).
R E C I T A L S:
WHEREAS, the Company and the Holder entered into that certain Common Stock Purchase Warrant, dated as of August 22, 2022 (the “Warrant”);
WHEREAS, pursuant to the Warrant, the Holder is entitled to purchase 200,000 shares of the Stock at a price per share of $1.00 (the “Exercise Price”) per share on or prior to August 22, 2024 (the “Expiration Date”); and
WHEREAS, the Company and the Holder desire to amend the Warrant to (i) lower the Exercise Price from $1.00 to $0.4555, and (ii) extend the Expiration Date from August 22, 2024 to December 31, 2025.
NOW THEREFORE, in consideration of the foregoing and the mutual covenants, and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Amendments to Warrant.
The Preamble of the Warrant is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
“This is to certify that, FOR VALUE RECEIVED, GHF, Inc. (the “Holder”) is entitled to purchase, subject to the provisions of this warrant (this “Warrant”), from the Company, 200,000 shares of common stock of the Company, par value $0.000666 per share (the “Stock”), at a price of per share of $0.4555 (the “Exercise Price”). The number of shares of Stock to be received and the Exercise Price to be paid therefor upon the exercise of this Warrant are subject to adjustment as set forth in Section 5 below. The shares of Stock deliverable upon such exercise at any time are hereinafter sometimes referred to as “Warrant Shares.’”
Section 1(a) of the Warrant is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
“Procedural Requirements. This Warrant may be exercised in whole or in part at any time from the Issue Date until 5:00 p.m., Eastern Standard Time on December 31, 2025. In order to exercise this Warrant, the Holder shall deliver to the Company (A) the Purchase Form attached hereto as Exhibit A, duly completed and executed; (B) payment of the Exercise Price for the Warrant Shares; and (C) this Warrant upon receipt of the foregoing items, the Company shall

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execute or cause to be executed and deliver or cause to be delivered to the Holder, a certificate or certificates representing the aggregate number of full Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be in such denomination or denominations as the Holder shall request and shall be registered in the name of the Holder or, subject to the restrictions on transfer set forth herein, such other name as shall be designated in the notice. This Warrant shall he deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the Exercise Price and this Warrant, are received by the Company as described above. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the right of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder. For purposes of clarity, GHF shall have the right to exercise the warrants through a cashless exercise.”
2.Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Warrant shall remain in full force and effect in accordance with their respective terms. This Amendment shall not constitute an amendment or waiver of any provision of the Warrant except as expressly set forth herein. Upon the execution and delivery hereof, the Warrant shall thereupon be deemed to be amended and supplemented as hereinabove set forth as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the Warrant, and this Amendment and the Warrant shall henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Warrant. As used in the Warrant, the terms “this Note,” “herein,” “hereinafter,” “hereto,” and words of similar import shall mean and refer to, from and after the date of this Amendment, unless the context requires otherwise, the Warrant as amended by this Amendment.
3.Governing Law. This Amendment, and all claims arising out of or relating to it, shall be governed by and construed in accordance with the laws of the State of Nevada, excluding that body of law relating to conflict of laws.
4.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the Company and the Holder have caused this Amendment to be executed as of the day and year as first written above.

GHF, Inc.

By: /s/George Melas-Kyriazi
George Melas-Kyriazi, Director
243 Riverside Drive, APT 905
New York, NY 10025

By: /s/ Theodore Melas-Kyriazi
Theodore Melas-Kyriazi, Director
215 West 98th Street, Apt. 10A,
New York, NY 10025

Comstock Inc.

By: /s/ Corrado De Gasperis
Corrado DeGasperis
Executive Chairman and CEO
117 American Flat Road
P.O. Box 1118
Virginia City, Nevada 89440
degasperis@comstockinc.com

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